Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

Except as otherwise indicated in the information included in this Exhibit 99.2, or as the context may otherwise require, references to (i) the terms “we,” “us,” “G-III,” and “our” refer to G-III Apparel Group, Ltd. and its subsidiaries; (ii) the term “VBQ” refers to Vilebrequin International SA and its subsidiaries (iii) the term “Acquisition” refers to our acquisition of the stock of Vilebrequin International SA.

The following unaudited pro forma condensed consolidated financial data as of and for the six months ended July 31, 2012 give effect to the Acquisition as if it had occurred on the dates indicated below and after giving effect to the pro forma adjustments. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended January 31, 2012 has been derived from G-III’s audited consolidated statement of income for its fiscal year ended January 31, 2012 and VBQ’s audited consolidated statement of income for the year ended December 31, 2011 and gives effect to the consummation of the Acquisition as if it had occurred on February 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of July 31, 2012 has been derived from G-III’s unaudited consolidated balance sheet as of July 31, 2012 and VBQ’s unaudited consolidated balance sheet as of June 30, 2012, as adjusted to give effect to the Acquisition as if it occurred on July 31, 2012. The unaudited pro forma condensed consolidated statement of income for the six months ended July 31, 2012 has been derived from G-III’s unaudited statement of income for the six months ended July 31, 2012, and the unaudited statement of income for the six months ended June 30, 2012 of VBQ, and gives effect to the consummation of the Acquisition, as if they had occurred on February 1, 2011.

The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma results of operations are not necessarily indicative of the results of operations that we would have achieved had the Acquisition reflected therein been consummated on the date indicated or that we will achieve in the future. The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the accompanying notes. Pro forma adjustments are necessary to reflect the estimated purchase price and to adjust amounts related to the assets and liabilities of VBQ to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the changes in depreciation and amortization expense resulting from fair value adjustments to intangible assets, interest expense due to incremental borrowings under our credit facility to pay for the cash portion of the purchase and to record interest on our notes payable to the seller, the taxation of G-III’s and VBQ’s combined income as a result of the Acquisition as well as the tax effects related to such pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on our estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of VBQ that exist as of the date of the completion of the Acquisition. Any final adjustments may materially change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a significant change to the unaudited pro forma condensed consolidated financial data. Additionally, the purchase agreement provides for annual contingent payments for the years ending December 31, 2013 through December 31, 2015, based upon achieving certain performance objectives related to the growth of the operations acquired. The contingent payments have been estimated and recorded as contingent purchase price on the proforma balance sheet.

Vilebrequin’s historical financial statements have been translated from euros to U.S dollars using historic exchange rates. The average exchange rates applicable to Vilebrequin during the periods presented for the proforma Statements of Operation and the period end exchange rate for the proforma Balance Sheet are as follows:

		Euro/USD
Year ended December 31, 2011	Average Spot Rate	1.3924
Six months ended June 30, 2012	Average Spot Rate	1.2977
June 30, 2012	Period End Spot Rate	1.2577

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of July 31, 2012

(in thousands)

	Historical G-III	Historical VBQ	Conversion to USD	Pro Forma Adjustments		G-III Pro Forma Condensed Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$22,653	€5,480	$6,892	$(4,892	)(d)	$24,653
Receivables, net of allowances	184,816	6,934	8,721	—		193,537
Inventories, net	336,389	8,101	10,188	—		346,577
Prepaid income taxes	468	—	—	—		468
Deferred income taxes	9,559	—	—	—		9,559
Prepaid expenses and other current assets	27,075	1,234	1,552	—		28,627

Total current assets	580,960	21,749	27,353	(4,892)		603,421
Investment in joint venture	2,236	—	—	—		2,236
Property, plant and equipment, net	34,110	3,969	4,992	—		39,102
Deferred income tax	—	24	30	—		30
Other assets	1,706	1,909	2,401	—		4,107
Key money	—	3,176	3,994	—		3,994
Intangibles, net	17,231	543	683	60,800	(c)	78,714
Goodwill	26,100	186	234	31,498	(c)
				12,160	(e)	69,992

	$662,343	€31,556	$39,687	$99,566		$801,596

LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Notes payable	$87,007	€19,991	$25,142	$87,600	(b)
				(25,142	)(d)	$174,607
Accounts payable	171,374	6,009	7,558	—		178,932
Due to related party	—	17,254	21,699	(21,699	)(d)	—
Accrued expenses	25,435	3,393	4,267	4,000	(f)	33,702
Deferred income taxes	—	20	25	—		25
Deferred income	—	2,012	2,530	—		2,530

Total current liabilities	283,816	48,679	61,221	44,759		389,796
Deferred income taxes	1,289	—	—	12,160	(e)	13,449
Due to noncontrolling shareholder	1,568	—	—	—		1,568
Other non-current liabilities	11,498	72	91	—		11,589
Note payable – seller	—	—	—	18,600	(b)	18,600
Contingent purchase price	—	—	—	5,500	(b)	5,500
Due to related party	—	6,000	7,546	(7,546	)(d)	—

Total liabilities	298,171	54,751	68,858	73,473		440,502

Stockholders’ Equity
Total owners’ equity	364,080	(23,295)	(29,297)	(4,000	)(f)
				30,093	(g)	360,876
Noncontrolling interest	92	100	126	—		218

Total Stockholders’ Equity	364,172	(23,195)	(29,171)	26,093		361,094

	$662,343	€31,556	$39,687	$99,566		$801,596

See accompanying notes to the unaudited pro forma condensed consolidated balance sheet.

Notes to the unaudited pro forma condensed consolidated balance sheet

(a) Accounting Period
The historical Vilebrequin balance sheet is as of June 30, 2012

(b) Purchase Price

The purchase price ($106.2 million) was paid from borrowings from our credit facility and the delivery of an unsecured promissory note. Contingent future payments may be due as a result of obtaining specified performance objectives.

Proceeds from credit facility	$87,600
Note issued to seller	18,600
Estimated fair value of contingent future payments	5,500

Total consideration	$111,700

(c) Goodwill and intangibles, net
Estimated tradename	$52,500
Estimated customer list	3,200
Estimated franchise and distribution agreements	5,100
Estimated goodwill	31,498

$92,298

(d) Current maturities of long term debt and repayment of excess cash balance

Amounts due to related party, which represents loans from Vilebrequin’s shareholder, and other debt to third party lenders were repaid upon closing. In addition, cash balances in excess of €2 million was paid to the seller at closing.

(e) Deferred Income Taxes
Deferred tax liability recorded on intangible assets other than goodwill at Vilebrequin’s estimated statutory tax rate
Intangibles other than goodwill	$60,800
Vilebrequin’s statutory income tax rate in the country in which the intangibles are held	20%

$12,160

(f) Acquisition costs and expenses
Legal, accounting and investment advisory fees related to the acquisition of Vilebrequin are expensed as incurred

(g) Total stockholders’ equity
Elimination of Vilebrequin’s equity from purchase accounting adjustments

Unaudited Pro Forma Condensed Consolidated Statements of Operation

For the year ended January 31, 2012

(in thousands, except per share amounts)

	Historical G-III	Historical VBQ	Conversion to USD	Pro Forma Adjustments		G-III Pro Forma Condensed Consolidated
Net sales	$1,231,201	€45,128	$62,836			$1,294,037
Cost of goods sold	860,485	13,679	19,047			879,532

Gross profit	370,716	31,449	43,789			414,505
Selling, general and administrative expenses	277,019	22,510	31,343			308,362
Depreciation and amortization	7,473	2,275	3,168	$1,595	(b)	12,236

Operating profit	86,224	6,664	9,278	(1,595)		93,907
Equity loss in joint venture	1,271	—	—	—		1,271
Interest and financing charges, net	5,713	2,392	3,331	3,777	(c)
				(3,331	)(c)	9,490
Other nonoperating income	—	85	118	—		118

Income before incomes taxes	79,240	4,187	5,829	(2,041)		83,028
Income tax expense	29,620	200	278	(1,327	)(d)	28,571

NET INCOME	49,620	3,987	5,551	(714)		54,457
Less: non-controlling interest	—	12	17	—		17

Income attributed to G-III/VBQ	$49,620	€3,975	$5,534	$(714)		$54,440

NET INCOME PER SHARE:
Net income per common share – basic						$2.75

Historical weighted average number of shares outstanding						19,796

Net income per common share – diluted						$2.70

Historical weighted average number of shares outstanding						20,192

Notes to the unaudited pro forma condensed consolidated balance sheet.

(a) Accounting Period
The historical Vilebrequin statement of operations is for the year ended December 31, 2011

(b) Selling, general and administrative expenses
Estimated amortization of acquired intangible assets which consist of franchise and distribution agreements and customer lists.	$1,595

(c) Interest expense
Interest expense calculated on incremental borrowing used to acquire Vilebrequin	$87,600
G III average interest rate on date of acquisition	3.25%

Annual interest	$2,847

Interest expense calculated on note payable due to seller	$18,600
Stated interest rate on unsecured promissory note delivered to seller	5.00%

Annual interest	$930

Total interest	$3,777

Reversal of interest expense related to notes payable and amounts due to related party that were repaid upon the closing of the acquisition	$3,331

(d) Income tax provision
Tax effect of proforma effect on acquired intangibles at VBQ effective tax rate	$77
Tax effect of proforma interest expense adjustments at G III effective tax rate	1,250

$1,327

Unaudited Pro Forma Condensed Consolidated Statements of Operation

Six months ended July 31, 2012

(in thousands, except per share amounts)

	Historical G-III	Historical VBQ	Conversion to USD	Pro Forma Adjustments		G-III Pro Forma Condensed Consolidated
Net sales	$480,928	€20,309	$26,355			$507,283
Cost of goods sold	337,395	5,875	7,624			345,019

Gross profit	143,533	14,434	18,731			162,264
Selling, general and administrative expenses	136,068	11,729	15,221			151,289
Depreciation and amortization	4,153	1,227	1,592	$798	(b)	6,543

Operating profit	3,312	1,478	1,918	(798)		4,432
Equity loss in joint venture	433	—	—			433
Interest and financing charges, net	2,138	921	1,195	1,888	(c)
				(1,195	)(c)	4,026
Other nonoperating income	—	(29)	(38)	—		(38)

Income before incomes taxes	741	586	761	(1,491)		11
Income tax expense (benefit)	282	(58)	(75)	(203	)(d)	4

NET INCOME	459	644	836	(1,288)		7
Less: non-controlling interest	(55)	(5)	(6)	—		(61)

Income attributed to G-III/VBQ	$514	€649	$842	$(1,288)		$68

NET LOSS PER SHARE:
Net loss per common share – basic and diluted						$(0.00)

Historical weighted average number of shares outstanding						19,928

Notes to the unaudited pro forma condensed consolidated balance sheet.

(a) Accounting Period
The historical Vilebrequin statement of operations is for the six months ended June 30, 2012

(b) Selling, general and administrative expenses
Estimated amortization of acquired intangible assets which consist of franchise and distribution agreements and customer lists.	$798

(c) Interest expense
Interest expense calculated on incremental borrowing used to acquire Vilebrequin	$87,600
G III average interest rate on date of acquisition	3.25%

Annual interest	2,847

Semi-annual interest	$1,424

Interest expense calculated on note payable due to seller	$18,600
Stated interest rate on unsecured promissory note delivered to seller	5.00%

Annual interest	930

Semi-annual interest	$465

Reversal of interest expense related to notes payable and amounts due to related party that were repaid upon the closing of the Acquisition	$1,195

(d) Income tax provision
Income taxes have been provided at G III’s proforma estimated effective tax rate of 34.4% as calculated for the year ended January 31, 2012.